UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011 (December 9, 2011)

CUBESMART

CUBESMART, L.P.

(Exact Name Of Registrant As Specified In
Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54662	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087

(Address of Principal Executive Offices)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 9, 2011, CubeSmart and CubeSmart, L.P., the limited partnership through which CubeSmart owns its assets and conducts its operations, entered into a Credit Agreement (the “Credit Facility”) with Wells Fargo Securities, LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated, as revolver and Tranche A joint lead arrangers and joint bookrunners, and Wells Fargo Securities, LLC, as Tranche B sole lead arranger and sole bookrunner.  The Credit Facility is comprised of a $100 million unsecured term loan maturing in December 2014; a $200 million unsecured term loan maturing in March 2017; and a $300 million unsecured revolving facility maturing in December 2015.  We have the option to extend the maturity date of the revolving facility for an additional year, subject to payment of an extension fee and other customary conditions and limitations.  The Credit Facility replaces in its entirety our unsecured credit facility that was last amended on September 29, 2010 (the “Prior Facility”), and as of December 9, 2011, consisted of a $100 million unsecured term loan and a $250 million revolving credit facility.

Pricing on the Credit Facility depends on our unsecured debt credit rating.  At our current Baa3/BBB- level, amounts drawn under the revolving facility are priced at 1.80% over LIBOR, with no LIBOR floor.  Amounts drawn under the term loan portion of the Credit Facility are priced at 1.75% over LIBOR, with no LIBOR floor.  We have entered into interest rate swaps to fix LIBOR on the $200 million term loan maturing in March 2017 at 1.34% through maturity.  As a result, the $200 million term loan maturing in March 2017 will have an effective fixed interest rate of 3.09%.

At closing of the Credit Facility, no amounts were advanced under the revolving facility; the full $100 million was funded under the term loan maturing in 2014; and $100 million was funded under the $200 million term loan maturing in 2017.  We used advances under the Credit Facility at closing to repay all amounts that we had drawn under the Prior Facility.  We anticipate drawing the remaining $100 million of availability under the 2017 term loan in conjunction with the second closing of the Storage Deluxe transaction during the first quarter of 2012.

The Credit Facility contains customary affirmative and negative covenants and also contains financial covenants that, among other things, require us to comply with leverage, liquidity and net worth tests.  The lenders may accelerate amounts outstanding under the Credit Facility upon the occurrence of an event of default, including our failure to pay amounts due or filing of bankruptcy proceedings.  CubeSmart and CubeSmart, L.P. are jointly and severally obligated under the Credit Facility.

The amount available to be advanced under the balance of the term loan maturing in 2017 and amounts available from time to time under the revolving facility portion of the Credit Facility are subject to customary conditions, including satisfaction of financial covenants.

The foregoing description of the Credit Facility is qualified in its entirety by the full terms and conditions of the Credit Facility, a copy of which we have attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02                                             Termination of a Material Definitive Agreement

As reported in Item 1.01 above, in connection with our entry into the Credit Facility, the Prior Facility was terminated.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant.

The information reported in Item 1.01 above is incorporated herein by reference.

Item 9.01                                   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1

Credit Agreement dated as of December 9, 2011 by and among CubeSmart, L.P., CubeSmart, Wells Fargo Securities, LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated, as Revolver and Tranche A joint lead arrangers and joint bookrunners and Wells Fargo Securities, LLC, as Tranche B sole lead arranger and sole bookrunner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: December 14, 2011

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

By: CUBESMART, its general partner

Date: December 14, 2011

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement dated as of December 9, 2011 by and among CubeSmart, L.P., CubeSmart, Wells Fargo Securities, LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated, as Revolver and Tranche A joint lead arrangers and joint bookrunners and Wells Fargo Securities, LLC, as Tranche B sole lead arranger and sole bookrunner